-2-


     As filed with the Securities and Exchange Commission on July 13, 2000.

                           Registration No. 333-38754
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ----------------

                         UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

                               Delaware 65-0341868
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                       Two North Tamiami Trail, Suite 900

                          Sarasota, Florida 34236-5568

                                 (941) 361-2100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                ----------------

                             Oliver J. Janney, Esq.

             Executive Vice President, Secretary and General Counsel
                         Uniroyal Technology Corporation

                       Two North Tamiami Trail, Suite 900

                             Sarasota, Florida 34236

                                 (941) 361-2212

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------

                                    Copy to:

                             Thomas E. Molner, Esq.

                       Kramer Levin Naftalis & Frankel LLP

                                919 Third Avenue

                            New York, New York 10022

                                 (212) 715-9100

                                -----------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. "

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. "

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. "

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. "

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------ ------------------ ---------------------- ---------------------- -----------------------
     Title of each class            Amount              Proposed           Proposed maximum             Amount
-----------------------------        to be          maximum offering      aggregate offering              of
     of securities to be        registered (1)       price per share           price (2)           registration fee
         registered
------------------------------ ------------------ ---------------------- ---------------------- -----------------------
------------------------------ ------------------ ---------------------- ---------------------- -----------------------
Common Stock, par value $.01       4,531,656      $16.281                   $73,775,360.68            $22,356.16
per share
------------------------------ ------------------ ---------------------- ---------------------- -----------------------
-----------
(1)      Includes up to 3,000,000 shares as may be sold, from time to time, by the Registrant and 1,531,656 shares as may
         be sold, from time to time, by the selling stockholders.
(2)      The proposed maximum aggregate offering price has been estimated solely to calculate the  registration  fee under Rule 457(c) of the Securities
         Act,  based upon the average of the highest and lowest  price per share of common stock on the Nasdaq National Market reported on June 5, 2000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JULY 13, 2000

                                   PROSPECTUS

                                4,531,656 SHARES

                         UNIROYAL TECHNOLOGY CORPORATION

                                  COMMON STOCK

                               ------------------


         Uniroyal Technology Corporation may offer shares of common stock from time to time.

         Certain stockholders (the "selling stockholders") of Uniroyal may also offer and sell a total of 1,531,656 shares of Uniroyal common stock under this prospectus. These shares were originally issued to the selling stockholders in connection with Uniroyal's recently completed acquisition of Sterling Semiconductor, Inc. ("Sterling"). Uniroyal will not receive any of the proceeds from the sale of the shares sold by these selling stockholders.

         The specific terms and amounts of the common stock offered by Uniroyal, and the identities of and other information regarding any selling stockholders, will be fully described in a prospectus supplement that will accompany this prospectus. Please read both the prospectus supplement and this prospectus carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

         Uniroyal common stock is listed on the Nasdaq National Market under the symbol "UTCI." On June 5, 2000, the closing sales price for Uniroyal common stock, as reported on the Nasdaq National Market, was $16.125. We advise you to obtain a current market quotation for Uniroyal common stock.

                         -------------------------------

         Investing in Uniroyal common stock involves certain risks. See "Risk Factors" beginning on page 2 of this prospectus.

                         -------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         -------------------------------

         The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                         -------------------------------


                  The date of this prospectus is July 13, 2000.

                                       -2-


                                TABLE OF CONTENTS

                                                                          Page

Summary......................................................................1
Risk Factors.................................................................2
Forward-Looking Statements...................................................9
Use of Proceeds..............................................................9
Selling Stockholders.........................................................10
Plan of Distribution.........................................................17
Legal Matters................................................................17
Experts......................................................................17
Where You Can Find Additional Information....................................18

                                     SUMMARY

         This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including "Risk Factors" beginning on page 2. In addition, you should also read the documents we have referred you to in "Where You Can Find Additional Information" on page 11 for information on our company and our financial statements.

About Uniroyal Technology Corporation

         Uniroyal Technology Corporation is a leader in the development, manufacture and sale of a broad range of materials employing plastics, specialty chemicals and compound semiconductor technologies used in the production of consumer, commercial and industrial products.

         We are organized into three primary business segments: Compound Semiconductors and Optoelectronics, Coated Fabrics and Specialty Adhesives.

o The Compound Semiconductor and Optoelectronics segment manufactures wafers, epitaxial wafers and package-ready dies used in high brightness light emitting diodes ("HB-LEDs"), switches and transformers. It was formerly known as the Optoelectronics segment until May 31, 2000 when we changed the name of the segment to the Compound Semiconductor and Optoelectronics segment to reflect the acquisition of the business of Sterling Semiconductor, Inc. ("Sterling").

o The Coated Fabrics segment manufactures a wide selection of plastic vinyl coated fabrics for use in furniture and seating applications.

o The Specialty Adhesives segment manufactures liquid adhesives and sealants for use in the commercial roofing industry and in the manufacture of furniture, truck trailers and recreational vehicles.

         The Coated Fabrics and Specialty Adhesives businesses are leading suppliers in their markets because of their ability to provide specialized materials with performance characteristics customized to the end user and their ability to provide technical and customer support in connection with the use of their products in manufacturing.

         Uniroyal is a Delaware corporation. Our principal executive offices are located at Two North Tamiami Trail, Suite 900, Sarasota, Florida 34236, and our telephone number at that address is (941) 361-2100.

Recent Developments

         On February 28, 2000, we sold to Spartech Corporation substantially all the assets of our High Performance Plastics segment, for approximately $216.0 million, subject to adjustment based upon the closing balance sheet of the business segment. Pursuant to the asset purchase agreement, Spartech Corporation held back $5.0 million of the purchase price pending resolution of any adjustments. We have been discussing these adjustments with Spartech and, while we expect a reduction in the purchase price of at least $3.1 million, we do not believe that these adjustments will involve reduction of the purchase price by more than 5%. The High Performance Plastics division manufactured specialty and general purpose thermoplastic sheet, injection molding resins, color concentrates, extruded profiles and fabricated acrylic sheet for the aerospace, marine, specialty and general purpose markets as well as acrylic rods and tubes.

         On May 31, 2000, we acquired Sterling, a Virginia corporation, which is a developer and manufacturer of silicon carbide ("SiC") semiconductor wafer substrates, related semiconductor devices and substrates with epitaxial thin film coatings. In addition to offering SiC wafers for sale, Sterling sells a limited product line of epitaxial thin film coatings, the active materials used in making functioning electronic devices, on SiC wafers. In connection with the acquisition of Sterling, we have filed a registration statement, of which this prospectus is a part, to register the shares of common stock acquired in a private placement by certain former security holders of Sterling who are the selling stockholders to be identified in a supplement to this prospectus.

                                                            RISK FACTORS

Investing in the common stock involves certain risks. You should carefully consider the following risk factors, together with all of the other information included in this prospectus and incorporated by reference into this prospectus, in deciding whether to invest in the common stock.

General

         Possible Volatility of Stock Price

         The market price of Uniroyal's common stock has been and may continue to be subject to wide fluctuations. Factors affecting the stock price may include:

o variations in our operating results and our competitors from quarter to quarter;

o        changes in earnings estimates by securities analysts;

o market conditions in the compound semiconductor, coated fabrics and specialty adhesives industries; and

o        general economic conditions.

         Uniroyal's stock price has fluctuated widely. For example, between the first quarter of 1997 and the fourth quarter of 1998, the high and low sale prices of our common stock fluctuated between approximately $1.063 and $5.438 per share. Between the first quarter of 1999 and the first quarter of 2000, the high and low sale prices of our common stock fluctuated between approximately $3.625 and $6.313 per share. From the first quarter of 2000 to the end of the second quarter of 2000, the high and low sale prices of our common stock fluctuated between approximately $4.500 and $35.563 per share. The prices have been adjusted to give effect to the two-for-one stock split declared on March 10, 2000 for stockholders of record on March 20, 2000. The current market price of our common stock may not be indicative of future market prices, and investors may not be able to sustain or increase the value of their investment in the common stock.

         Competition

         The coated fabrics, specialty adhesives, compound semiconductor and optoelectronics industries, in general, are highly competitive. Many of our competitors have substantially greater resources than we do. Oversupply and intense price competition periodically characterize the coated fabrics and specialty adhesives industries.

         We believe that our reputation for high quality products, innovative technology and strong customer technical service permits us to compete successfully in the markets that we presently serve. However, we may not be able to continue to compete successfully in such markets or to apply such strengths successfully to additional markets. In addition, new entrants may come into the markets that we serve. Companies may offer products based on alternative technologies and processes that may be superior to ours in price, performance or otherwise.

         Joint Venture with Emcore Corporation

         Uniroyal owns, through a wholly-owned subsidiary, the majority interest in a joint venture company established with Emcore Corporation. The joint venture company, together with the business of Sterling, comprises our Compound Semiconductor and Optoelectronics business segment. The joint venture company is governed by a board of managers with representatives from both Emcore and Uniroyal. Certain decisions must be approved by both parties to the joint venture, which means we will be unable to direct extraordinary changes in the operation of the joint venture without the agreement of Emcore. If Uniroyal and Emcore are unable to agree on important issues, the business of the joint venture and accordingly, our Compound Semiconductor and Optoelectronics segment, may be delayed or interrupted, which may materially and adversely affect Uniroyal's business, financial condition and results of operations.

         We have devoted and will be required to continue to devote significant funds and technologies to the joint venture to develop and enhance its products. In addition, the joint venture requires that some of Uniroyal's employees devote much of their time to the joint venture's projects. This could place a strain on Uniroyal's management and financial employees. If the joint venture is unsuccessful in developing and marketing its products, our business, financial condition and results of operations may be materially and adversely affected.

         If the joint venture and accordingly our Compound Semiconductor and Optoelectronics business is successful, we share only a portion of the benefits in accordance with our 51% ownership interest in the joint venture.

         Dependence on Management

         The continued success of Uniroyal depends in part on our ability to retain certain members of senior management. In particular, we are highly dependent on the management services of Howard R. Curd, our Chairman of the Board and Chief Executive Officer, Robert L. Soran, our President and Chief Operating Officer, and George J. Zulanas, Jr., our Executive Vice President and Chief Financial Officer. While we have entered into employment agreements with Messrs. Curd, Soran and Zulanas, there can be no assurance that such employees will not leave or compete with Uniroyal. Failure to retain senior management could have a material adverse effect on Uniroyal's business, financial condition and results of operations.

         Dependence on Key Personnel

         The continued success of Uniroyal depends in part on our ability to attract and retain certain key personnel, including scientific, operational and management personnel. For example, some of the equipment used in the production of HB-LED and SiC products must be modified before it is put to use, and only a limited number of employees possess the expertise needed to perform these modifications. Furthermore, the number of individuals with experience in the production of HB-LED and SiC products is limited. Accordingly, the future success of the Compound Semiconductor and Optoelectronics segment depends in part on retaining those individuals who are already employees.

         The competition for attracting and retaining employees, especially scientists for the Compound Semiconductor and Optoelectronics segment, is intense. Because of this intense competition for these skilled employees, we may be unable to retain our existing personnel or attract additional qualified employees in the future. Specifically, we may experience increased costs in order to attract and retain skilled employees. Failure to retain senior management and skilled employees and attract additional qualified employees could have a material adverse effect on Uniroyal's business, financial condition and results of operations.

         Intellectual Property

         Trade Secrets. Uniroyal's success and competitive position depend on protecting our trade secrets and other intellectual property. Particularly with respect to the business of our Compound Semiconductor and Optoelectronics segment, including Sterling, our strategy is to rely more on trade secrets than patents to protect our manufacturing and sales processes and products, but reliance on trade secrets is only an effective business practice insofar as trade secrets remain undisclosed and a proprietary product or process is not reverse engineered or independently developed. We take certain measures to protect our trade secrets, including executing non-disclosure agreements with our employees, joint venture partners, customers and suppliers. If parties breach these agreements or the measures we take are not properly implemented, we may not have an adequate remedy. Disclosure of our trade secrets or reverse engineering of our proprietary products, processes or devices could materially and adversely affect Uniroyal's business, financial condition and results of operations.

         Patent Protection. Although Uniroyal currently holds nine U.S. patents, these patents do not protect any material aspects of the current or planned commercial versions of our products for our Compound Semiconductor and Optoelectronics business segment. We are actively pursuing patents on some of our recent inventions, but these patents may not be issued. Even if these patents are issued, they may be challenged, invalidated or circumvented. In addition, the laws of certain other countries may not protect Uniroyal's intellectual property to the same extent as U.S. laws.

         Other companies may hold or obtain patents on inventions or may otherwise claim proprietary rights to technology necessary to Uniroyal's business, especially with respect to the business of our Compound Semiconductor and Optoelectronics segment. We cannot assure you that third parties will not attempt to assert infringement claims against us with respect to our current or future products, including our core products. We cannot predict the extent to which such assertions may require us to seek licenses or, if required, whether such licenses will be offered or offered on acceptable terms or that disputes can be resolved without litigation. Litigation against us or any of our customers could impair our ability to sell our products. Litigation to determine the validity of infringement claims alleged by third parties could result in significant expense to us and divert the efforts of our technical and management personnel, whether or not the litigation is ultimately determined in our favor. We cannot predict the occurrence of future intellectual property claims that could prevent us from selling products, result in litigation or give rise to indemnification obligations or damage claims.

         Protracted Product Qualification Periods

         Many of the markets in which we compete are characterized by long lead times for new products requiring significant working capital investment by Uniroyal and extensive testing, qualification and approval by our customers and the end users of products. We face a significant risk that we will incur significant costs for research and development, manufacturing equipment, training, facility-related overhead and other expenses to develop such products, only to have our customers or end users not select them.

         Even if our products are eventually approved and purchased by customers and end users, our investment may fail to generate revenues for several years while we develop and test such products.

         Environmental Considerations

         Our operations are subject to extensive federal, state and local laws and regulations: (1) controlling the discharge of materials into the environment or otherwise relating to the protection of the environment; and (2) regulating conditions which may affect the health and safety of workers.

         The operation of any manufacturing plant in the industries in which we participate entails risks under such laws and regulations, many of which provide for substantial fines and criminal sanctions for violation. For example, our manufacturing processes involve the use of certain hazardous raw materials, including, but not limited to, ammonia, phosphine and arsene. If the control systems are unsuccessful in preventing a release of these materials into the environment or other adverse environmental conditions occur, we could experience interruptions in our operations and incur substantial remediation and other costs. We believe that our current legal and environmental compliance and safety programs adequately address such concerns and that we are in substantial compliance with applicable laws and regulations. However, compliance with, or any violation of, current and future laws or regulations could require us to make material expenditures or otherwise have a material adverse effect on our business, financial condition and results of operations.

         Risks Associated with Acquisition Strategy

         We are actively pursuing strategic acquisitions in the compound semiconductor industry. Our business, operating results and financial condition could be negatively impacted if we are unable to integrate businesses we acquire. We may not achieve the anticipated benefits from any acquisition unless we successfully combine the acquired businesses with those of Uniroyal in a timely and efficient manner. The integration of acquisitions could require substantial attention from our management. The diversion of the attention of management, and any difficulties encountered in the transition process, could negatively impact Uniroyal's business, operating results and financial condition. In addition, the process of integrating various businesses could cause the interruption of, or a loss of momentum in, the activities of some or all of these businesses as well as our ongoing business.

         Dividends

         We have never paid any cash dividends on the common stock. The payment of any future dividends will be subject to the discretion of our Board of Directors and will depend on our results of operations, financial position and capital requirements, general business conditions, legal restrictions on the payment of dividends and other factors our Board of Directors deems relevant. We can give no assurance that we will pay a dividend in the future.

         Historical Performance No Indication

         The historical share prices and earnings performances of Uniroyal are not necessarily indicative of Uniroyal's future share price or earnings results.

         Anti-Takeover Provisions

         Provisions of Uniroyal's charter documents may have the effect of delaying or preventing a change in control of Uniroyal or its management, which could have a material adverse effect on the market price of the common stock. These include provisions:

o eliminating the ability of stockholders to take actions by written consent; and

o limiting the ability of stockholders to raise matters at a meeting of stockholders without giving advance notice.

         Anti-takeover provisions may adversely effect the stock price and make it more difficult for a third party to acquire Uniroyal.

         In addition, the Board of Directors has authority to issue up to 1,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and could be adversely affected by, the rights of the holders of any preferred stock that Uniroyal may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of Uniroyal's outstanding voting stock, thereby delaying, deferring or preventing a change in control of Uniroyal.

         Uniroyal's Stockholder Rights Plan has certain anti-takeover effects. The plan grants to holders of common stock the right, when exercisable, to purchase from Uniroyal a fraction of a share of Uniroyal's series C preferred stock. This right will cause substantial dilution to a person or group that attempts to acquire Uniroyal without conditioning the offer on the rights being redeemed or a substantial number of rights being acquired. See "Description of Capital Stock - Stockholder Rights Plan."

Risk Factors Associated with Uniroyal's Specialty Adhesives and/or Coated Fabrics Business Segments

         Labor Relations

         We are a party to two collective bargaining agreements. During July 1999, negotiations with the United Steel Workers of America, United Rubber Workers Division, in connection with the collective bargaining agreement covering the hourly wage employees at our adhesives and sealants manufacturing facility located in South Bend, Indiana, broke down, and a strike ensued for approximately three weeks. The strike did not have a material adverse effect on operations of the Specialty Adhesives business segment.

         Although we believe our relationships with employees are good, we can give no assurance that we will successfully negotiate the hourly wages and/or benefits of employees at two of our facilities when the applicable collective bargaining agreements expire. Moreover, the wages and/or benefits we may agree upon might adversely affect the segments' profitability. Furthermore, if we were the subject of another strike, we could incur significant costs.

         Maturity of Business Sectors

         Our Specialty Adhesives and Coated Fabrics segments compete in mature business sectors. We believe the key to generating growth in such sectors (besides acquiring other businesses) is to introduce new products or product innovations that address unsatisfied market needs. We believe we will need to continue to significantly increase revenues from product sales and increase profitability in these sectors. We further believe that significant investment in product development and/or acquisitions or a combination thereof over the mid-term is necessary to do so. We can give no assurance that we will have resources available for, or otherwise be successful in, any efforts to achieve such growth.

         Customer Concentration

         Our Specialty Adhesives business segment sells splice and bonding adhesives for the rubber roofing market exclusively to Firestone Building Products Company. Approximately 68% of this segment's fiscal 1999 sales were roofing product shipments to Firestone. The loss of Firestone as a customer would have an adverse effect on Uniroyal.

         Seasonality

         The roofing adhesives business of the Specialty Adhesives segment is seasonal. It increases in the warmer months of the year due to an increase in roofing and other construction activities in such months, and is sensitive to adverse weather conditions.

         Cyclicality

         The recreational vehicle, marine and roofing markets among others in which the Coated Fabrics and Specialty Adhesives segments compete are sensitive to changes in general economic conditions which affect demand for the commercial and consumer items that the Coated Fabrics and Specialty Adhesives business segments manufacture.

Risk Factors Associated with Uniroyal's Compound Semiconductor and Optoelectronics Business Segment

         Operating Results Depend on Development of New Products

         The future success of the Compound Semiconductor and Optoelectronics segment depends on our ability to develop new products and technology in the optoelectronics and SiC industries. We must introduce new products in a timely and cost-effective manner and secure production orders from our customers. The development of new HB-LED and SiC products is a highly complex process. The successful development and introduction of these products depends on a number of factors, including the following:

o achievement of technology breakthroughs required to make commercially viable devices;

o the accuracy of our predictions of market requirements and evolving standards;

o        acceptance of our new product designs;

o        our ability to recruit qualified research and development personnel;

o        timely completion of product designs and development;

o our ability to develop repeatable processes to manufacture new products in sufficient quantities for commercial sales;

o acceptance of the products of the Compound Semiconductor and Optoelectronics segment's customers by the market;
         and

o        consistent cost-effective manufacturing processes.

         If any of these or other factors become problematic, we may not be able to develop and introduce these new products in a timely or cost-effective manner.

         Limited Operating History and Operating Losses

         The Compound Semiconductor and Optoelectronics business segment started operations in the second quarter of fiscal 2000 and has a limited operating history. The segment will face risks and difficulties as an early stage business in a high growth and rapidly evolving industry. Some of the specific risks and difficulties for the segment include the following:

o        building out our operational infrastructure;

o        expanding our sales structure and marketing programs;

o        increasing awareness of our products;

o providing services to our customers that are reliable and cost-effective;

o responding to technological development or product offerings by competitors; and

o        attracting and retaining qualified personnel.

         As of April 2, 2000, the Optoelectronics joint venture had an accumulated deficit of approximately $11.1 million. It incurred losses of approximately $4.5 million in fiscal 1999. We expect the joint venture to continue to incur losses. As of December 31, 1999, Sterling's accumulated deficit was approximately $4.9 million. It incurred losses of approximately $3.1 million in calendar year 1999 (Sterling's fiscal year was a calendar year end prior to its acquisition by Uniroyal). We expect Sterling to continue to incur losses. To support the segment's growth, we have increased our expense levels and our investments in inventory and capital equipment. As a result, we will need to significantly increase revenues and profit margins for the Compound Semiconductor and Optoelectronics segment to become and stay profitable. If the segment's sales and profit margins do not increase to support the higher levels of operating expenses and if its new product offerings are not successful, Uniroyal's business, financial condition and results of operations could be materially and adversely affected.

         Production and Expansion Risks

         The Compound Semiconductor and Optoelectronics segment is experiencing rapid growth. We have added a significant number of new employees to our Compound Semiconductor and Optoelectronics business. We have a newly-constructed plant in Tampa, Florida to manufacture epitaxial wafers and package-ready dies for use in HB-LEDs. Various startup issues, including equipment and process issues, have delayed commercial production at this facility. We expect to reach commercial production levels by the end of 2000, although we cannot be certain we will meet that schedule. We are planning to build additional capacity at the Tampa facility within the next year. We are also planning to expand the physical facilities for Sterling in the next year. Expansion activities such as these are subject to a number of risks, including the following:

o unforeseen environmental or engineering problems relating to the existing facilities;

o unavailability or late delivery of the advanced, and often customized, equipment used in the production of the segment's products;

o        attracting and retaining qualified personnel;

o        work stoppages and delays; and

o        delays in bringing production equipment on-line.

         This growth has placed and will continue to place a significant strain on our management, financial, sales and other employees and on our internal systems and controls. If we are unable to effectively manage the rapid growth of the Compound Semiconductor and Optoelectronics segment, Uniroyal's business, financial condition and results of operations could be materially and adversely affected.

         Rapid Changes in Technology

         The Compound Semiconductor and Optoelectronics segment competes in markets characterized by rapid technological change, evolving industry standards and continuous improvements in products. Due to constant changes in these markets, its future success depends on our ability to improve our manufacturing processes and tools and our products. To remain competitive, we must continually introduce manufacturing tools with higher capacity and better production yields.

         Because we generally are unable to predict the amount of time required and the costs involved in achieving certain research, development and engineering objectives, actual development costs could exceed budgeted amounts, and estimated product development schedules could be extended. Uniroyal's business, financial condition and results of operations could be materially and adversely affected if with respect to the Compound Semiconductor and Optoelectronics business:

o        we are unable to improve our existing products on a timely basis;

o        our new products are not introduced on a timely basis;

o we incur budget overruns or delays in our research and development efforts; or

o        our new products experience reliability or quality problems.

         Dependence on Key Suppliers

         We depend on a limited number of suppliers for certain raw materials, components and equipment used in the Compound Semiconductor and Optoelectronics segment, including certain key materials and equipment used in our wafering, polishing, epitaxial deposition, device fabrication and device test processes. In addition, the availability of these materials, components and equipment to us is dependent in part on our ability to provide our suppliers with accurate forecasts of our future requirements. We endeavor to maintain ongoing communication with our suppliers to guard against interruptions in supply and, to date, generally have been able to obtain adequate supplies in a timely manner from our existing sources. However, any interruption in the supply of these key materials, components or equipment could have a significant adverse effect on our operations.

         Difficulty in Manufacturing Products

         The manufacture of the Compound Semiconductor and Optoelectronics segment's products is a highly complex and precise process. We are working to manufacture all of our HB-LED epitaxial wafers and dies at our Tampa, Florida facility. Minute impurities, difficulties in the production process, defects in the layering of the wafers' and dies' constituent compounds, wafer breakage or other factors can cause a substantial percentage of wafers and dies to be rejected or numerous dies on each wafer to be non-functional. These factors can result in lower than expected production yields, which would delay product shipments and could materially and adversely affect our operating results. Because the majority of the manufacturing costs for the Optoelectronics business are relatively fixed, the number of shippable dies per wafer for a given product is critical to the segment's financial results.

         Additionally, because we manufacture most of our HB-LEDs at our facility in Tampa, Florida, any interruption in manufacturing resulting from fire, natural disaster, equipment failures or otherwise could materially and adversely affect the Compound Semiconductor and Optoelectronics segment's business, financial condition and results of operations.

                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in or incorporated by reference into this prospectus are "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward looking statements as defined by the United States Private Securities Litigation Reform Act of 1995. Forward looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about Uniroyal, economic and market factors and the industries in which we do business, among other things. These statements are not guaranties of future performance and we have no specific intention to update these statements.

         These forward looking statements, like any forward looking statements, involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Among the important factors which could cause actual results to differ materially from those in the forward looking statements are:

o        cancellations, rescheduling or delays in product shipments;

o        manufacturing capacity constraints;

o        lengthy sales and qualification cycles;

o        difficulties in the production process;

o        the effectiveness of our capital expenditure programs;
o        our future financial performance;

o        delays in developing and commercializing new products;

o        increased competition;

o        the variability of future operating results;

o changes in the industries in which we compete or plan to compete, especially the HB-LED and semiconductor industries, including overall growth of the industries; and

o        the continued acceptance of our products.

         For a discussion of important factors that could cause actual results to differ materially from the forward looking statements contained in or incorporated by reference into this prospectus, please read the section entitled "Risk Factors."

                                             USE OF PROCEEDS

         Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the common stock by Uniroyal for general corporate purposes. Funds not required immediately for such purposes may be invested temporarily in short-term marketable securities.

         We will not receive any proceeds from the sale of the common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

         The selling stockholders are offering and selling a total of 1,531,656 shares of Uniroyal common stock under this prospectus. The shares being offered under this prospectus were originally issued to the selling stockholders in connection with Uniroyal's recently completed acquisition of Sterling. In connection with the acquisition, we agreed to register these shares under the Securities Act of 1933.

         The following table sets forth, to the best of our knowledge, based on information provided to us by the selling stockholders:

" the number of shares of Uniroyal common stock owned by each selling stockholder; and

" the number of shares being offered by each selling stockholder under this prospectus.

         All information with respect to share ownership has been provided by the selling stockholders. Except as described below, none of the selling stockholders holds any position or office with, or has otherwise had a material relationship with, Uniroyal or any of its predecessors or affiliates for the past three years. Because the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of the shares of common stock owned by them since the date of which they provided the information regarding their share ownership in transactions exempt from the registration requirements of the Securities Act of 1933, no estimate can be given as to the number of shares of common stock that will be held by the selling stockholders after the offering.


------------------------------------------------------------------ ------------------------ --------------------------
                                                                     Number of Shares of
                   Name of Selling Stockholder                          Common Stock           Number of Shares of
                                                                     Beneficially Owned        Common Stock Being
                                                                      Before Offering*               Offered

------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Elaine Abrahams                                                                        268                        268
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Advantor Capital, LLP                                                               90,569                     90,569
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Philip B. Apple                                                                      2,247                      2,247
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Linda Hawley Asay                                                                    1,196                      1,196
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
James M. Ballentine                                                                  3,469                      3,469
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Janet R. Beales                                                                         19                         19
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
James H. Berson                                                                      3,589                      3,589
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Mark Bloomfield                                                                      1,344                      1,344
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Jon Blum                                                                               740                        740
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Bob's Candies Ltd.                                                                   4,625                      4,625
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Edward J. Bock                                                                      25,455                     25,455
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Edward T. Broadmeadow                                                                  621                        621
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Peter D. Bursik                                                                      2,431                      2,431
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Mary K. Bush                                                                            45                         45
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Oliver T. Carr, Jr.                                                                  1,481                      1,481
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Catera Investment Corporation                                                       13,301                     13,301
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Daniel B. Cohen                                                                      7,496                      7,496
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Todd G. Cole, Trustee                                                                4,537                      4,537
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Edward H. Crane                                                                      4,655                      4,655
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Michael J. Cromwell, III                                                             1,481                      1,481
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Beverly Danielson                                                                    9,738                      9,738
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Rudolph Demasi                                                                       4,999                      4,999
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Dana Donovan                                                                         1,481                      1,481
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Carl Eisdorfer                                                                       2,473                      2,473
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Epitronics Corporation                                                             166,848                    166,848
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Harry S. Flemming                                                                    3,989                      3,989
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Howard A. & Leslie E. Gabler JT WROS                                                 1,244                      1,244
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
IRA Howard A. Gabler, Salomon Smith Barney, Custodian                                2,488                      2,488
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Michael D. Gallivan                                                                 16,418                     16,418
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Michael D. Gallivan c/f Michael D. Gallivan, Jr.                                     2,503                      2,503
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Michael D. Gallivan c/f Meghan E. Gallivan                                           2,505                      2,505
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Molly Jack Gallivan and Michael D. Gallivan, Trustees                                2,503                      2,503
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Pamela Kray Gallivan                                                                10,096                     10,096
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Sharee J. Gallivan                                                                   2,503                      2,503
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Timothy Gallivan                                                                    10,096                     10,096
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Linda Goodin                                                                           123                        123
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Robert M. Griffin, III                                                              24,272                     24,272
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Guarantee & Trust Co., Trustee FBO Harry N. Walters PSP                                740                        740
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Guarantee & Trust Co., Trustee FBO Thomas P. Roddy R-IRA                             1,481                      1,481
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Thomas L. Hansberger                                                                23,930                     23,930
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Robert D. Hardie and Molly Goodwin-Hardie (JWRS)                                     1,481                      1,481
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Stephen Hartwell                                                                       900                        900
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
John F. Head, P.C. Defined Benefit Pension Plan                                     22,435                     22,435
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Juhani Heinonen                                                                      2,359                      2,359
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Kenneth W. Heretick                                                                  5,721                      5,721
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Frank L. Herold                                                                      2,473                      2,473
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
E. Ralph Hostetter                                                                  44,912                     44,912
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Edward R. Hostetter                                                                 43,962                     43,962
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Edward K. Hueber                                                                    10,308                     10,308
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Richard B. Hughes                                                                    1,237                      1,237
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Internet Investor LLC, Series 6                                                     19,993                     19,993
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
James Ivers, III                                                                    17,777                     17,777
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
W. Braun Jones, Jr. -  Prime Assets, LLC                                             4,153                      4,153
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Kevin M. Kelly                                                                      24,529                     24,529
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
W. Thomas Kelly                                                                      4,325                      4,325
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
David B. Kinney                                                                     17,045                     17,045
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Elizabeth P. Klemann                                                                 3,589                      3,589
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Nancy B. Krieble                                                                    23,930                     23,930
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Estate of Robert H. Krieble                                                        132,272                    132,272
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
James M. LeMunyon                                                                    5,683                      5,683
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Norman F. Lent                                                                       7,255                      7,255
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Richard B. Levine                                                                    5,413                      5,413
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Gene E. Lewis                                                                        5,867                      5,867
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Sonia Lewis                                                                          1,196                      1,196
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Oleg V. Lozinsky                                                                     9,342                      9,342
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Anthony T. Magann                                                                    7,490                      7,490
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Mack F. Mattingly                                                                      358                        358
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Walter Matzner & Selma Matzner                                                       1,251                      1,251
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Gregory McCormack                                                                    8,375                      8,375
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Gilbert L. McDonough, Defined Benefit Trust                                         28,488                     28,488
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Dr. Gilbert L. McDonough                                                            13,281                     13,281
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Gilbert L. McDonough, SEP-IRA                                                        5,982                      5,982
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
David I. Meisselman                                                                  4,153                      4,153
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
David I. Meiselman                                                                   2,692                      2,692
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
W. C. Meiselman Revocable Trust                                                      2,236                      2,236
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
D. Bruce Merrifield                                                                  3,191                      3,191
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
William Meyersohn                                                                    9,446                      9,446
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
J. William Middendorf                                                                   45                         45
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
MIDMAR, LLC                                                                            740                        740
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Mowell Financial Group N.A. Corp.                                                    3,191                      3,191
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Allen Newman                                                                        14,604                     14,604
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Novecon Ltd.                                                                         2,393                      2,393
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Novecon Management Co., Ltd.                                                         4,038                      4,038
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Novecon Corporation                                                                 47,453                     47,453
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Thomas D. Nurmi                                                                      2,393                      2,393
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Roderic E. Ordway                                                                      740                        740
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Robert O. Otto                                                                       1,481                      1,481
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
David M. Parker                                                                      4,430                      4,430
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Jeffrey J. Parker                                                                   53,122                     53,122
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Jeffrey J.  Parker                                                                   6,183                      6,183
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Jeffrey J. Parker                                                                   22,190                     22,190
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
John D. Parker                                                                      16,531                     16,531
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
John D. Parker Descendant Trust U/W/D Anne J. Parker (Deceased)                     19,359                     19,359
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Miles S. Parker                                                                        246                        246
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Matthew S. Parker                                                                      246                        246
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Philip J. Powell                                                                     2,249                      2,249
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Charles M. Prather                                                                   1,240                      1,240
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Bruce Prescott                                                                       2,492                      2,492
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Richard W. Rahn                                                                     58,531                     58,531
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Alfred S. Regnery                                                                    1,758                      1,758
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Bruce C. Reid                                                                        1,236                      1,236
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Walter L. Robb                                                                       3,191                      3,191
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Paul Craig Roberts                                                                     144                        144
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Margaret L. Rogers                                                                     896                        896
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Thibaut de Saint Phalle                                                             16,286                     16,286
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Martha Seger                                                                           143                        143
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
George P. Shafran                                                                    2,585                      2,585
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Tom Shafran                                                                          2,473                      2,473
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Silver King Group LLC                                                                8,922                      8,922
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Murray Silverstein                                                                   2,479                      2,479
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Scott Silverstein                                                                    2,482                      2,482
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Ben T. Slade, III                                                                   12,723                     12,723
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Robert W. Spaeth                                                                     1,380                      1,380
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Robert B. Stewart                                                                      865                        865
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Theodore Suranyi-Unger & Mary Holman Suranyi-Unger                                  26,639                     26,639
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Theodore & Mary Holman Suranyi-Unger                                                12,779                     12,779
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Bahman Teimourian                                                                   12,779                     12,779
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Ronald D. Utt                                                                        2,350                      2,350
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Carlos F. Valeiras                                                                   3,833                      3,833
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Horacio Valeiras                                                                    12,779                     12,779
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Andrew F. Wahlquist                                                                  1,297                      1,297
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Wallace Willmore Cromwell & Co., LLC                                                 5,546                      5,546
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Jonathan R. Wallace                                                                  2,221                      2,221
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Peter J. Wallison                                                                    2,625                      2,625
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Judith S. Weinstein                                                                  2,170                      2,170
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Lloyd E. Williams, Jr.                                                                 617                        617
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Bradford E. Willmore                                                                 1,481                      1,481
------------------------------------------------------------------ ------------------------ --------------------------
------------------------------------------------------------------ ------------------------ --------------------------
Philip S. Wilson                                                                    11,566                     11,566
------------------------------------------------------------------ ------------------------ --------------------------

* Generally, only selling stockholders identified in the foregoing table who beneficially owned the shares of Uniroyal common stock set forth in the "Number of Shares of Common Stock Being Offered" column may sell those shares pursuant to the registration statement of which this prospectus forms a part. Uniroyal may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

         The selling stockholders acquired their shares of Uniroyal common stock in connection with Uniroyal's recently completed acquisition of Sterling. As a result of such acquisition, Sterling has become a wholly-owned subsidiary of Uniroyal. The following selling stockholders have held the positions, offices and other relationships with Sterling set forth below during the past three years.


---------------------------------------------------------- -----------------------------------------------------------

                                                                   Positions, Offices and Other Relationships
                  Selling Stockholders                                   with Sterling Since July 1997

---------------------------------------------------------- -----------------------------------------------------------
---------------------------------------------------------- -----------------------------------------------------------

 Gene E. Lewis                                              Director, Chairman of the Board (to 2/00), Chief
                                                           Executive Officer
---------------------------------------------------------- -----------------------------------------------------------
---------------------------------------------------------- -----------------------------------------------------------

 Estate of Robert Krieble                                   May be deemed to have beneficially owned 10% or more of
                                                           Sterling's common stock

---------------------------------------------------------- -----------------------------------------------------------

                              PLAN OF DISTRIBUTION

         Uniroyal and any selling stockholders may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. Each prospectus supplement will describe the method of distribution of the offered securities to which it relates.

         The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of securities, underwriters may receive compensation from Uniroyal and any selling stockholders or from purchasers of securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Dealers, and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from Uniroyal and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Any such underwriter or agent will be identified, and any such compensation received from Uniroyal will be described, in the applicable prospectus supplement.

         Underwriters   and  agents  who  participate  in  the  distribution  of
securities may be entitled under agreements which may be entered into by Uniroyal and the selling stockholders, if any, to indemnification by Uniroyal and the selling stockholders, if any, against certain liabilities, including liabilities under the Securities Act of 1933.

         If so indicated in the applicable prospectus supplement, Uniroyal and the selling stockholders, if any, will authorize underwriters or other persons acting as agents to Uniroyal and the selling stockholders, if any, to solicit offers by certain institutions to purchase offered securities from Uniroyal and the selling stockholders, if any, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include:

"        commercial and savings banks,

"        insurance companies,

"        pension funds,

"        investment companies, and

"        educational and charitable institutions and others,

but in all cases such institutions must be approved by Uniroyal and the selling stockholders, if any. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

         As used herein, "selling stockholders" includes donees and pledgees selling shares received from selling stockholders named in a supplement to this prospectus after the date of this prospectus. With respect to sale by the selling stockholders, we will pay all expenses of registration of the shares offered hereby, other than commissions, discounts and concessions of underwriters, dealers or agents. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling stockholders. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

         Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the Nasdaq National Market pursuant to Rule 153 under the Securities Act of 1933. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market.

         The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

         Upon being notified by any selling stockholder that such selling stockholder has entered into any material arrangement with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing:

" the name of the selling stockholder and the participating broker-dealers;

"        the number of shares involved;

"        the price at which the shares were sold;

" the commissions paid or discounts or concessions allowed to these broker-dealers, where applicable;

" that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

"        other facts material to the transaction.

         We intend to keep the registration statement, of which this prospectus is a part, effective for a period ending on May 31, 2002, subject to certain exceptions and limitations.

                          DESCRIPTION OF CAPITAL STOCK

         The description of Uniroyal's capital stock set forth in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2000 is incorporated herein by reference.

                                  LEGAL MATTERS

         The validity of the securities being offered under this prospectus has been passed upon by Oliver J. Janney, the general counsel of Uniroyal. As of May 31, 2000, Mr. Janney owned certain securities of Uniroyal.

                                     EXPERTS

         The consolidated financial statements of Uniroyal Technology Corporation and subsidiaries, incorporated by reference in this prospectus from the Current Report on Form 8-K filed April 27, 2000 and the consolidated financial statement schedule, incorporated by reference in this prospectus from the Current Report on Form 8-K filed June 6, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings are also available to the public on the SEC's Internet web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we have filed, and that we will file, later with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of securities under this prospectus is terminated.

         The following documents are incorporated by reference into this prospectus:

" Annual Report on Form 10-K for the fiscal year ended September 26, 1999.

" Quarterly Reports on Form 10-Q for quarters ended January 2, 2000 and April 2, 2000.

" Current Reports on Form 8-K filed on December 27, 1999, March 14, 2000, April 18, 2000, April 27, 2000, June 6, 2000 and June 14,
              2000 and on Form 8-K/A filed on April 27, 2000.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                                    Uniroyal Technology Corporation
                                    Two North Tamiami Trail, Suite 900
                                    Sarasota, Florida 34236-5568
                                    Attention:  Oliver J. Janney, Secretary
                                    (941) 361-2212

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

                                      II-1


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, previously paid or payable by the Registrant in connection with the sale of common stock being registered under this registration statement. All amounts are estimates except the SEC registration fee.

                                                           AMOUNT TO BE
                                                              PAID

SEC registration fee..........................         $   22,356.16
Legal fees and expenses.......................             50,000.00
Miscellaneous expenses........................             10,000.00
                                                       -------------
Total..............................................     $ 112,356.16
                                                        ============

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Uniroyal's certificate of incorporation and by-laws provide that its directors will not be personally liable to it or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to it or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or
(d) for transactions from which directors derive improper personal benefit. Uniroyal's certificate of incorporation and by-laws also provide that it will, to the fullest extent permitted by law, indemnify all persons whom it may indemnify pursuant thereto.

         The Registrant maintains liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

ITEM 16.  EXHIBITS

EXHIBIT NO.        DESCRIPTION

3.1 (1)            Amended and Restated Certificate of Incorporation of
                   Uniroyal as corrected by a Certificate of Correction of the
                   Amended and Restated Certificate of Incorporation of
                   Uniroyal.
3.2 (2)            By-Laws of Uniroyal as amended March 28, 1997.
4.2 (3)            Warrant Agreement, dated as of June 1, 1993, between
                   Uniroyal and The Bank of New York, as warrant agent.
5.1*               Opinion of Oliver J. Janney, General Counsel of Uniroyal
                   regarding the validity of the securities being
23.1*              Consent of Oliver J. Janney, General Counsel of Uniroyal
                   (contained in Exhibit 5.1)
23.2**             Consent of Deloitte & Touche LLP.

--------------
**       Filed herewith.
* Previously filed with this Registration Statement.

(1) Incorporated by reference to Amendment No. 2 to Uniroyal's Registration Statement on Form 10, dated September 25,
         1992.

(2) Incorporated by reference to Uniroyal's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 1997 filed May 9, 1997.
(3)      Contained in Uniroyal's Form 8-K, filed June 9, 1993.


ITEM 17.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

KL2:2045639.3


KL2:2045639.3
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on this 13th day of July, 2000.

                         UNIROYAL TECHNOLOGY CORPORATION

                         By:    /s/  George J. Zulanas, Jr.
                             ______________________________
                             Name:  George J. Zulanas, Jr.
                             Title:  Executive Vice President,
                                     Treasurer and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 13th day of July, 2000.

                       Signature                                   Title(s)

                       Chairman  of the  Board of  Directors,  Chief  Executive
                       Officer
--------------------
              *        President, Chief Operating Officer and Director
--------------------

              *        Director
--------------------

              *        Director
--------------------

              *        Director
--------------------

              *        Director
--------------------

              *        Director
--------------------

              *        Director
--------------------



* By    /s/  Howard R. Curd
        ____________________
         Howard R. Curd,
         Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION

3.1 (1)            Amended and Restated Certificate of Incorporation of
                   Uniroyal as corrected by a Certificate of Correction of the
                   Amended and Restated Certificate of Incorporation of
                   Uniroyal.
3.2 (2)            By-Laws of Uniroyal as amended March 28, 1997.
4.2 (3)            Warrant Agreement, dated as of June 1, 1993, between
                   Uniroyal and The Bank of New York, as warrant agent.
5.1*               Opinion of Oliver J. Janney, General Counsel of Uniroyal
                   regarding the validity of the securities being
23.1*              Consent of Oliver J. Janney, General Counsel of Uniroyal
                   (contained in Exhibit 5.1)
23.2**             Consent of Deloitte & Touche LLP.

--------------
**       Filed herewith.
* Previously filed with this Registration Statement.

(1) Incorporated by reference to Amendment No. 2 to Uniroyal's Registration Statement on Form 10, dated September 25, 1992.

(2) Incorporated by reference to Uniroyal's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 1997 filed May 9, 1997.
(3)      Contained in Uniroyal's Form 8-K, filed June 9, 1993.






                                                               EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this amendment No. 1 to Registration Statement No. 333-38754 of Uniroyal Technology Corporation on Form S-3 of our report dated December 20, 1999 (April 12, 2000 as to Note 21) appearing in the Current Report on Form 8-K of Uniroyal Technology Corporation filed April 27, 2000 and our report dated December 20, 1999 appearing in the Current Report on Form 8-K of Uniroyal Technology Corporation filed June 6, 2000.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELLOITTE & TOUCHE LLP


Tampa, Florida
July 13, 2000

--------
 1 Pursuant to R. 457(c), the price is based on the high/low price on a date within 5 business days of filing.